Exhibit 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER OF

TUESDAY MORNING CORPORATION PURSUANT TO 18 U.S.C. §1350

I, Marc Katz, the Principal and Chief Operating Officer, Interim Chief Financial Officer (Principal Financial Officer) of Tuesday Morning Corporation, hereby certify that to the best of my knowledge and belief:

1. The Annual Report on Form 10‑K of Tuesday Morning Corporation for the fiscal year ended July 2, 2022 fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the above‑mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation.

Date: September 28, 2022	By:	/s/ Marc Katz
Marc Katz
Principal and Chief Operating Officer, Interim Chief Financial Officer (Principal Financial Officer)